UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2016

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2016, LKQ Corporation (the “Company”) completed its acquisition of Rhiag-Inter Auto Parts Italia S.p.A. and its affiliates (“Rhiag”).  Rhiag has outstanding €265,000,000 7.25% Senior Secured Notes due 2020 (“Fixed Rate Notes”) and €200,000,000 Floating Rate Senior Secured Notes due 2019 (“Floating Rate Notes”, and, together with the Fixed Rate Notes, the “Notes”) issued pursuant to an indenture dated as of November 5, 2013.  Rhiag has announced that it intends to redeem the Notes on or about March 24, 2016, and the Company has previously announced that it intends to fund the redemption by drawing additional amounts under the Company’s Credit Agreement. The total redemption prices, including applicable premiums, will be €293,054,490 for the Fixed Rate Notes and €200,264,000 for the Floating Rate Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2016

LKQ CORPORATION

By:	/s/ DOMINICK ZARCONE
Dominick Zarcone
Executive Vice President and Chief Financial Officer